Exhibit 99.1

Press Release Announcing the Execution of the Stock Purchase Agreement
with Fidelity National Transaction Services, Inc. and Certegy Gaming Services, Inc.

GLOBAL CASH ACCESS TO ACQUIRE CERTEGY GAMING SERVICES FOR $25 MILLION

Acquisition to Give GCA Greater Scale to Compete in Electronic Payments Market

LAS VEGAS (February 28, 2008) – Global Cash Access, Inc. (GCA) has executed an agreement to acquire Certegy Gaming Services, Inc., formerly known as Game Financial (CGS) from Fidelity National Transaction Services, Inc., a subsidiary of Fidelity National Information Services, Inc. (FIS).

GCA provides nearly 1,000 gaming properties worldwide with technology and services designed to help gaming patrons gain more convenient access to cash and help gaming properties operate efficiently and better serve, understand, attract and retain customers. CGS provides similar cash access services to approximately 130 gaming properties in the U.S. and the Caribbean.

At the closing of the acquisition, GCA will acquire all of CGS’ issued shares of stock for a purchase price of $25 million, and CGS will become a wholly owned GCA subsidiary. In addition, GCA will replace CGS’ cash currently held in CGS’ ATM machines and cages located at its customer premises. GCA will gain approximately 100 new employees as a result of the acquisition, most of whom will be continuing their employment in CGS’ in-casino booth operations. The closing is scheduled for the end of March, subject to customary and other closing conditions.

Said GCA Chief Executive Officer Scott H. Betts, “The acquisition of CGS will help ensure we maintain the scale necessary to advance our product innovation efforts, support our commitment to continue to meet the needs of our customers, and provide the growth and cross-selling potential that our shareholders expect. We also see this move as essential for us to continue to compete effectively in the highly competitive electronic payments market, with its many players, several of whom are much larger than GCA”.

Goldman, Sachs & Co. acted as financial advisor to GCA and Morrison & Foerster LLP acted as legal advisor to GCA.

About Global Cash Access

Global Cash Access, Inc., a wholly owned subsidiary of Global Cash Access Holdings, Inc. (NYSE: GCA), is the leading provider of cash access and related services to the global gaming industry.  Based in Las Vegas, GCA serves approximately 1,000 casinos and other clients in the U.S., Canada, Europe, the Caribbean and Asia. GCA provides proprietary technology that helps responsible patrons access cash via ATM, debit card, check cashing and credit card cash advance transactions for their casino entertainment. GCA also provides services that enhance casino marketing initiatives and credit decision-making through its wholly owned subsidiary Central Credit LLC, a credit decision-making tool that uses proprietary credit bureau databases. GCA is recognized with numerous gaming industry awards for developing technologies and services that enhance casino profitability and customer loyalty. For more information, visit www.globalcashaccess.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Forward-looking statements in this press release include, without limitation, GCA’s intention to consummate the acquisition of the CGS stock; the impact such acquisition may have on our business, on our ability to compete in the electronic payments marketplace, or on growth and cross-selling potential; and our intention to develop products and technology. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the results implied or contemplated by the forward-looking statements, including but not limited to the failure to satisfy all conditions precedent to consummating the acquisition; difficulty integrating CGS’s operations into our ours, the overestimation of potential synergies from the acquisition, the loss of CGS’s customers as a result of the acquisition, the loss of key CGS personnel following the acquisition and the assumption of unanticipated liabilities; and inaccuracies in our assumptions as to gaming patron habits, the unwillingness or inability of either patrons or gaming establishment personnel to use new products and services and bear the economic costs of doing so, and regulatory impediments to the deployment of new products or technology. The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading “Risk Factors” in our filings with the Securities and Exchange Commission, including, without limitation, our Quarterly Report on Form 10-Q filed on January 30, 2008, and are based on information available to us on the date hereof. We do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.